EXHIBIT 5.0

September 10, 1997




Board of Directors
Security Bank Holding Company
170 S. Second St.
Coos Bay, Oregon  97420


     Re: Security Bank Holding Company Acquisition of Pacific State Bank

Ladies and Gentlemen:

     The undersigned has acted as counsel to Security Bank Holding Company (the "Company") in the preparation and filing of a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended, covering shares (the "Shares") of the Company's Common Stock to be issued to shareholders of Pacific State Bank (the "Bank") in connection with the merger of the Bank with PSB Interim Bank ("Interim"), a wholly-owned subsidiary of the Company, pursuant to an Agreement and Plan of Reorganization (the "Agreement"), dated July 9, 1997, by and among the Company, Interim and the Bank, and related Plan of Merger between the Bank and Interim, and joined into by the Company.

     In the course of our representation we have examined the Registration Statement, the Agreement, the Plan of Merger, copies of the Articles of Incorporation, Bylaws, and excerpts of minutes of meetings of the Boards of Directors of the Company. We have also received from officers of the Company certain other documents, corporate records, and representations concerning factual matters. We have reviewed such documents and have made such review of laws as we consider necessary for purposes of this opinion.

     We have relied as to matters of fact upon the above documents and investigation. We have assumed without investigation the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

     Based upon the foregoing and subject to the qualifications and exceptions heretofore and hereinafter set forth, we are of the opinion that, when the Registration Statement has been declared effective, the applicable provisions of state securities laws have been complied with, the Merger is consummated and the Company has issued the Shares in the manner as provided by the Plan of Merger and as described the Registration Statement, the shares will be validly issued and fully paid, and non-assessable.

     The opinion herein expressed are specifically subject to and qualified by the following:



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Board of Directors
September 10, 1997
Page 2


     This opinion is limited to the present laws of the State of Oregon and the United States of America and to the facts bearing on this opinion as they exist on the date of this letter.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the prospectus.

                                                     Very truly yours,

                                                     FOSTER PEPPER & SHEFELMAN


                                                     /s/ Kenneth K. Roberts
                                                     Kenneth E. Roberts, Esq.